Exhibit 10.1

NOTE AND WARRANT AMENDMENT AGREEMENT

This NOTE AND WARRANT AMENDMENT AGREEMENT (this “Amendment”), dated as of December 31, 2009, by and among NovaDel Pharma Inc., a Delaware corporation (the “Company”), and ProQuest Investment II, L.P., ProQuest Investment Advisors Fund II, L.P. and ProQuest Investments III, L.P. (the “Holders”).

WHEREAS, the Holders own certain promissory notes (the “Notes”) issued by the Company, which may or may not be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and certain warrants to purchase shares of Common Stock (the “Warrants”), in each case, as set forth on Schedule A hereto; and

WHEREAS, to induce the conversion by the Holders of the Notes, the Company and the Holders now desire to amend the Notes and Warrants to reduce the conversion price of each Note and the exercise price of each Warrant as set forth herein, and in consideration therefor, the Holders have agreed to convert all of the Notes held by the Holders;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Note Amendment.  Effective upon the Effective Date (as defined below) and immediately prior to the conversion of the Notes contemplated hereby, Section 8(a) of each Note is hereby amended and restated in its entirety to read as follows:

(a)           Conversion into Common Shares.  The Holder shall have the option to convert, as a whole or in part, up to the entire amount outstanding under this Note (including the accrued but unpaid interest) into Common Shares at any time or from time to time at a conversion price equal to $0.1574 per share (the “Conversion Price”), subject to adjustments in the event of any stock splits, reverse stock splits, stock dividends or other similar recapitalization or reorganization transactions that affect all shareholders equally as set forth in Section 9.

2.           Warrant Amendment.  Effective upon the Effective Date, the exercise price of each Warrant as set forth on Schedule A (referred to herein as the “Old Warrant”) is hereby amended such that the new exercise price of each Warrant shall be $0.1888 per share (referred to herein as the “New Warrant”).  In addition to the foregoing, effective upon the Effective Date, the number of shares of Common Stock underlying certain Warrants (referred to as the PIPE Warrants) shall be reduced by 10% as reflected on Schedule A hereto.  The Company agrees that, as soon as reasonably practicable after the Effective Date, the Company will issue New Warrants to the Holders in exchange for the Old Warrants.

3.           Effective Date.  This Amendment shall only become effective upon receipt by the Company of an irrevocable notice of conversion of all Notes held by the Holders (referred to herein as the “Effective Date”).  At the Effective Date, any accrued but unpaid interest as set forth on Schedule A hereto shall be paid in kind with Notes on the same terms as Section 1 above;

provided, that, such Notes shall be immediately converted to Common Stock pursuant to this Section 3, and thereafter, there shall be no interest (in cash or in kind) due under the Notes; provided, however, that such interest shall continue to accrue if the Company shall fail to issue the shares of Common Stock upon conversion as per the conversion terms of the Notes.  For purposes of clarity, the parties hereto acknowledge that, immediately after the Effective Date and immediately upon the conversion of the Notes pursuant to their terms, the security interest underlying the Notes shall be terminated pursuant to the terms of the Notes.

4.           Except as amended hereby, the terms and provisions of each Note and Warrant remain in full force and effect.

5.           This Amendment shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York and shall be binding upon the Holders, the Holders’ heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns

6.           This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and may be executed by facsimile signatures.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the date first written above.

NOVADEL PHARMA INC.

By:	/s/ Steven B. Ratoff
Name: Steven B. Ratoff
Title: Interim President and Chief Executive Officer

PROQUEST INVESTMENTS II, L.P.

By:	ProQuest Associates II, LLC, its general partner

By:	/s/ Pasquale DeAngelis
Name: Pasquale DeAngelis
Title: Managing Member

PROQUEST INVESTMENTS II ADVISORS FUND, L.P.

By:	ProQuest Associates II, LLC, its general partner

By:	/s/ Pasquale DeAngelis
Name: Pasquale DeAngelis
Title: Managing Member

PROQUEST INVESTMENTS III, L.P.

By:	ProQuest Associates III, LLC, its general partner

By:	/s/ Pasquale DeAngelis
Name: Pasquale DeAngelis
Title: Managing Member

SCHEDULE A

Description	Shares		Price/Share	Total Value
Pre-Conversion:
Convertible Notes
May 2008	1,610,169		$0.295	$475,000
October 2008	10,744,621		$0.235	$2,525,000
Total:	12,354,790			$3,000,000

Registration Penalty Notes				$171,778
Accrued Interest				$485,739
Total:				$657,517

Warrants
May 2008	3,000,000		$0.369
October 2008	6,446,809		$0.294
PIPE (May 2005)	1,615,597		$1.300
PIPE (April 2006)	206,899		$1.600
PIPE (December 2006)	384,766		$1.700
Total Warrants	11,654,071

Post-Conversion:
Convertible Notes
May 2008	1,610,169		$0.1574	$253,441
October 2008	10,744,621		$0.1574	$1,691,203
Additional	6,704,930		$0.1574	$1,055,356
Total	19,059,720			$3,000,000

Registration Penalty	4,177,363		$0.1574	$657,571
Notes & Accrued Interest

Total Shares Issued	23,237,083

Warrants
May 2008	3,000,000		$0.1888
October 2008	6,446,809		$0.1888
PIPE (May 2005)	1,615,597		$0.1888
PIPE (April 2006)	206,899		$0.1888
PIPE (December 2006)	384,766		$0.1888

Warrant Reduction	(220,726	)*
(10% PIPE Only)

Total Warrants	11,433,345

*Upon the Effective Date, the number of shares underlying the May 2005 PIPE Warrants shall be reduced by 220,726 shares to an amount equal to 1,394,871 shares. The number of shares underlying the April 2006 PIPE Warrants and the December 2006 PIPE Warrants shall remain unchanged.